AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

USIP, INC.

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The undersigned, Craig H. Burton, President of USIP, Inc., a Utah corporation (the “Company”) hereby certifies as follows:

1.

The Articles of Incorporation of the Company have been amended and restated to read as follows:

I.

Corporate name

The name of the Corporation is:

CORNERSTONE SERVICES GROUP, INC.

II.

Corporate Purpose

The purpose for which the Company is organized is any lawful activity allowed by the Utah Revised Business Corporation Act (the “Act”).

III.

Reverse Split

Simultaneously with the effective date of this Amendment (the “Effective Time”) each of two (2) shares of the Company’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the “Reverse Split”), into one (1) share of the Company’s outstanding Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (“Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company’s transfer agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares.  No certificates or script representing fractional shares interests in New Common Stock will be issued, and no cash payments will be made therefore.  In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive one (1) whole share of the Company’s New Common Stock.  If more than one (1) Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Company’s transfer agent determines that a holder of Old Certificates has not surrendered all of his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that consideration for fractional shares for any one person shall not exceed the value of one (1) share of New Common Stock.  If any New Certificate is to be issued in a name other than the name in which the Old Certificate was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock or transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable.  From and after the Effective Time, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law.  All references elsewhere in the Articles of Incorporation, as amended, to the “Common Stock” shall, after the Effective Time, refer to the “New Common Stock.”  The filing of the Amendment shall not cause any change in the number of shares of any series of Preferred Stock that are issued and outstanding at the time the Amendment is filed.

IV.

Capital Stock

The total number of shares of all classes which the Corporation has authority to issue is 500,000,000, of which 250,000,000 shares shall be designated as "Common Stock" with a par value of $.0001 per share, and 250,000,000 shares shall be designated as "Preferred Stock" with a par value of $.0001 per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

.

Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series.  The description of shares of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such Preferred Stock, prior to the issuance of any shares of Preferred Stock.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of Preferred Stock.  Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.  The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1.

the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.

whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.

the obligation, if any, of the Corporation to redeem shares of Preferred Stock pursuant to a sinking fund;

4.

whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.

whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.

the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7.

any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

B.

COMMON STOCK

Subject to all of the rights of the Preferred Stock as expressly provide herein, by law or by the Board of Directors pursuant to this Article IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Articles of Incorporation, including, but not limited to, the following rights and privileges:

()

dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

()

the holders of Common Stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

()

upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation  the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

V.

Registered Office and Registered Agent

The address of the registered office of the Corporation shall be at ______________________________________. The name of the registered agent of the Corporation at such address shall be CT Corporation.

VI.

Limitation of Liability

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:  (i) the amount of a financial benefit received by a director to which such director is not entitled; (ii) an intentional infliction of harm on the Company or the shareholders; (iii) a violation of Section 842 of the Act; or (iv) an intentional violation of criminal law.  If the laws of the State of Utah are amended after the adoption of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended.  Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

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[End of Amended and Restated Articles of Incorporation]

2.

These Amended and Restated Articles of Incorporation were approved and recommended to the shareholders of the Company by its Board of Directors on September ___, 2004.

3.

The Company has ______________ shares of outstanding Common Stock that were entitled to vote on these Amended and Restated Articles of Incorporation.  Pursuant to written consent, effective as of September ___, 2004, the holders of _______________ shares of Common Stock (___% of the shares issued and outstanding) consented to the Amended and Restated Articles of Incorporation as stated herein, and therefore, the number of shares voting in favor of the proposed Amended and Restated Articles of Incorporation by each voting group entitled to vote thereon was sufficient for approval by that voting group.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of the ____ day of September, 2004.

Attests:

USIP, INC.

By: ___________________________

By: _________________________________

Secretary

Authorized Officer

[Corporate Seal]

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